Exhibit 1.2

                     DELAWARE-VOYAGEUR UNIT INVESTMENT TRUST
                                    SERIES 9
                                 TRUST AGREEMENT

                                                              Dated: May 6, 1997

         This Trust Agreement dated as of May 6, 1997 between Voyageur Fund Managers, Inc., as Depositor and The Chase Manhattan Bank, as Evaluator and Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled " Delaware-Voyageur Unit Investment Trust Series 9 and certain subsequent Series, Standard Terms and Conditions of Trust Dated May 6, 1996" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

         (a) The Securities listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.

         IN WITNESS WHEREOF, Voyageur Fund Managers, Inc. has caused this Trust Agreement to be executed by its Chairman, President, General Counsel, Chief Financial Officer or one of its Vice Presidents and The Chase Manhattan Bank has caused this Trust Agreement to be signed by one of its Vice Presidents of Second Vice Presidents all as of the day, month and year first above written.

                              Voyageur Fund Managers, Inc., Depositor


                              By:
                                 ------------------------------------------
                                  Senior Vice President and Secretary



                              The Chase Manhattan Bank, Evaluator and Trustee


                              By:
                                 ------------------------------------------




                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                DELAWARE-VOYAGEUR UNIT INVESTMENT TRUST, SERIES 9

(Note: Incorporated herein and made a part hereof are the "SCHEDULES OF
       INVESTMENTS" as set forth in the Prospectus.)